Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-32930, 333-49414, 333-80379, 333-75402, 333-108289, 333-111120, 333-114133, 333-118643, 333-120457, 333-126330, 333-126350 and 333-131823) and Form S-8 (Nos. 333-30943, 333-15627, 333-50519, 333-49410, 333-66296, 333-90172, 333-108290, 333-118642, 333-126337 and 333-137599) of 8x8, Inc. of our report dated May 23, 2008 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

San Jose, California
May 26, 2010